Filed Pursuant to Rule 424(b)(3)
                                              Registration No. 333-100350


                                   Prospectus
                   Digiblue Media, Inc., a Nevada corporation

                        2,200,000 Shares of Common Stock

We intend to provide software design and development services to small companies. We are offering for sale 2,000,000 shares of our common stock in a direct public offering. The purchase price is $0.10 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Brian Eddo, will offer and sell the shares on our behalf. If all of the shares offered are purchased, the proceeds to us will be $200,000. There is no minimum amount required to be raised in this offering, though we believe we require approximately $50,000 to pay for the costs of this offering and continue operating according to our business plan. Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription. This is our initial public offering and no public market currently exists for shares of our common stock.

This offering is being made in reliance on Rule 415. This offering will terminate six months following the effective date of this registration statement, and will not be extended. The actual termination date will be six months after the date that this registration date is declared effective.

No public market currently exists for shares of our common stock. We do not know if a market will develop, if at all.

----------------------------------- ------------------------ -------------------- -----------------------
       Title of securities             Number of offered       Offering price            Proceeds
          to be offered                     shares                per share
----------------------------------- ------------------------ -------------------- -----------------------
         Common Stock(1)                   2,000,000                $0.10                $200,000
----------------------------------- ------------------------ -------------------- -----------------------

(1)Represents shares offered for sale by Digiblue Media, Inc.

Additionally, we are registering the shares held by Format Inc., or Format, one of our shareholders, which wants to distribute its 200,000 shares of our issued and outstanding common stock as a dividend to its shareholders. However, Format also could sell its shares of our common stock at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices, if our shares are eventually quoted on the OTC Bulletin Board. Shares of our common stock are not currently eligible for quotation on any quotation exchange, nor is there any guarantee that our shares will ever become eligible for quotation on any medium or exchange. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholder.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGES 4 TO 7 FOR FACTORS TO BE CONSIDERED BEFORE PURCHASING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.



                 The date of this prospectus is December 18, 2003.

                                TABLE OF CONTENTS


Prospectus Summary ..........................................................3
Risk Factors.................................................................4
Forward Looking Statements...................................................8
Use of Proceeds..............................................................7
Determination of Offering Price..............................................8
Dilution.....................................................................9
Selling Security Holders....................................................11
Plan of Distribution........................................................11
Legal Proceedings...........................................................12
Directors, Executive Officers, Promoters and Control Persons................12
Security Ownership of Certain Beneficial Owners and Management..............13
Description of Securities...................................................13
Interest of Named Experts and Counsel.......................................14
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities..................................................14
Organization Within Last Five Years.........................................14
Description of Business.....................................................15
Management's Discussion and Analysis of Financial Condition and
Results of Operations.......................................................17
Description of Property.....................................................19
Certain Relationships and Related Transactions..............................19
Market for Common Equity and Related Stockholder Matters....................20
Executive Compensation .....................................................21
Financial Statements........................................................21
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................................21
Legal Matters...............................................................43
Experts.....................................................................43
Additional Information......................................................43

PROSPECTUS SUMMARY
------------------

OUR BUSINESS:                 We were incorporated in Nevada on December 10,
                              2001. Our principal business address is 32946 Dana
                              Spruce, Suite A, Dana Point, California 92629. Our telephone number is (714)460-2717. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We are a development stage company. Our current operations are limited to providing software development services to our first customer and developing our own website.

                              We are a software development and design company that specializes providing customized software applications to small businesses and entrepreneurs. We seek to understand our clients' software application needs and tailor off-the-shelf software to our clients' business requirements, or where situations warrant, design original software applications to achieve the same goal for our clients. The only revenues we have generated to date have been from a related party, Format, Inc., or Format, who is one of our shareholders.

                              We propose to market our services beginning in the southern California area by means of personal contacts, networking with providers of related computer products and services, and eventually, through our proposed website. We expect to incur significant net losses in the future as we develop our business. We believe that we will need to raise a total of $50,000 to pay the costs of this offering and continue current operations, $100,000 to expand our operations and $200,000 in order to fully achieve the following:

                                     |X|    pay for the costs of this offering;
                                     |X|    fund expanded operations;
                                     |X|    develop our proposed website; and
                                     |X|    begin marketing our services.

                              If we generate significant revenues, we hope to expand the area of our operations to the greater West Coast area.

SUMMARY FINANCIAL             The summary financial information set forth below
INFORMATION:                  is derived from the more detailed financial
                              statements appearing elsewhere in this Form SB-2.
                              We have prepared our financial statements contained in this Form SB-2 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form SB-2.

                    Income Statement     For the six months   Period from
                                        ended June 30, 2003   December 10, 2001
                                                              (inception) to
                                                              June 30, 2003
                                                  $                    $
                   Revenue                     30,500              53,500
                   Costs of Operations        (29,648)            (58,405)
                   Net Income (Loss)              852              (4,905)
                   Net Income (Loss) Per Share   0.00                0.00



                    Balance Sheet          June 30, 2003
                                                  $
                   Total Assets                39,986
                   Total Liabilities          (15,891)
                   Stockholders' Equity        24,095

PRIMARY OFFERING
----------------

NUMBER OF SHARES              We are offering for sale 2,000,000 shares of our
BEING OFFERED:                common stock. We will sell the shares we are
                              registering only to those individuals who have received a copy of the prospectus.

NUMBER OF SHARES OUTSTANDING  1,450,000 shares of our common stock are currently
AFTER THE OFFERING:           issued and outstanding. After the offering, there
                              may be up to 3,450,000 shares of our common stock issued and outstanding if all of the offered shares are sold.

ESTIMATED USE OF              We will receive $200,000 if all of the offered
PROCEEDS:                     shares are sold and $100,000 if half the offered
                              shares are sold. If half of the shares are purchased, we intend to use approximately $20,000 of the net proceeds for marketing expenses, and $65,000 of the proceeds for working capital and approximately $15,000 for offering expenses. If all of the shares are purchased, we intend to use
                              $40,000 of the proceeds for marketing expenses, and $145,000 of the proceeds for working capital and approximately $15,000 for offering expenses.
                              This is a best efforts offering with no minimum offering amount. There is no guarantee that we will even raise enough funds to cover the expenses of this offering.

SECONDARY OFFERING
------------------


NUMBER OF SHARES              We are registering 200,000 shares of our common
BEING OFFERED:                stock which are held by Format, one of our
                              shareholders. Format wants to then distribute those shares of our common stock as a dividend to its own shareholders on a pro rata basis. However, Format also could sell its shares of our common stock at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices, if our shares are eventually quoted on the OTC Bulletin Board.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

RISKS RELATED TO OUR BUSINESS:

WE MAY NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED IN THIS OFFERING, WHICH COULD PREVENT US FROM BECOMING PROFITABLE. WE BELIEVE THAT WE WILL REQUIRE AT LEAST $50,000 TO CONTINUE AT OUR CURRENT LEVEL OF ACTIVITY. IF WE DO NOT RAISE AT LEAST $50,000 WE MAY HAVE TO CEASE OPERATIONS, WHICH COULD CAUSE INVESTORS TO LOSE THEIR INVESTMENT IN US.

In order to expand our current level of operations by funding our proposed marketing activities, we believe that we need proceeds of approximately $100,000 from this offering. We require a minimum of $50,000 in order to cover the costs of this offering and to continue operations at our current level of activity. We believe that $100,000 will be sufficient to pay for the expenses of this offering and conduct our proposed marketing activities. Moreover, we hope to raise $200,000, which would allow us to implement our business plan to the full extent that we envision. We may not realize sufficient proceeds to complete further development costs, or to provide adequate cash flow for planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE.

We were incorporated in December 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

WE HAVE ONLY GENERATED REVENUES FROM SERVICES PROVIDED TO A RELATED PARTY, AND IF WE FAIL TO ENGAGE OTHER CLIENTS, WE MAY INCUR NET LOSSES IN THE FORESEEABLE FUTURE.

As of June 30, 2003, we have only generated revenues from services provided to a related party. Unless we are able to expand our client base and promote our services to a wide range of potential customers, we may not generate sufficient revenues to cover our operating costs or to operate profitably. As we develop our business and undertake marketing activities to promote our services, we expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

TECHNOLOGICAL IMPROVEMENTS AND LOWER PRICES IN THE COMPUTER INDUSTRY MAY UNDERCUT THE NEED FOR OUR SERVICES.

The software development industry is constantly undergoing rapid changes and improvements in technology that have historically lowered the prices of computer software, while shortening the lifespan of a given technology. As such, further improvements or more frequent changes in technology may result in less expensive but more capable off-the-shelf software becoming available to consumers and businesses, which would greatly reduce the demand for comparable customized software development services such as ours.

STARTING A COMPUTER SOFTWARE DESIGN BUSINESS IS ESPECIALLY DIFFICULT DURING THE CURRENT ECONOMIC DOWNTURN, AND IF WE ARE NOT ABLE TO SUCCESSFULLY MARKET OUR SERVICES, OUR BUSINESS WILL FAIL.

Our industry is significantly competitive. We have competitors that provide some or all of the services we provide and who are larger and have more resources than we do. Many of our competitors have significantly greater financial, human and marketing resources than we have. As a result, such competitors may be able to respond more quickly to new trends and changes in customer demands. Such competitors may also be able to devote greater resources to the development, promotion, sale, and support of their services than we do. If we do not compete effectively with current and future competitors, we may be unable to secure new and renewed client contracts, or we may be required to reduce our rates in order to complete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY WITH OTHER PROVIDERS OF COMPUTER SOFTWARE DESIGN THAT HAVE MORE RESOURCES AND EXPERIENCE THAN WE HAVE.

Our industry is significantly competitive. We have competitors that provide some or all of the services we provide and who are larger and have more resources than we do. Many of our competitors have significantly greater financial, human and marketing resources than we have. As a result, such competitors may be able to respond more quickly to new trends and changes in customer demands. Such competitors may also be able to devote greater resources to the development, promotion, sale, and support of their services than we do. If we do not compete effectively with current and future competitors, we may be unable to secure new and renewed client contracts, or we may be required to reduce our rates in order to complete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

OUR OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS, CONTROL OUR OPERATIONS AND MATTERS REQUIRING SHAREHOLDER APPROVAL.

Our officers, directors and principal shareholders own approximately 86.2% of our outstanding shares of common stock. Even if all the offered shares are sold, they will still own 36.2% of our outstanding shares of common stock. As a result, our officers, directors and principal shareholders will have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow our officers, directors and principal shareholders to control the future course of the company. Our officers, directors and principal shareholders do not intend to purchase any of the shares in this offering.

WE DEPEND ON THE EFFORTS AND ABILITIES OF BRIAN EDDO, OUR PRESIDENT, TO CONTINUE OPERATIONS AND GENERATE REVENUES.

Brian Eddo is a key employee with experience relevant to business. Mr. Eddo is currently our only employee. The demands on Mr. Eddo's time as our only employee may prevent him from devoting sufficient time to his duties as our chief executive officer; the demands on his time will increase because of our status as a public company. The interruption of the services of Mr. Eddo could significantly hinder our operations, profits and future development, if a suitable replacement is not promptly obtained. We do not currently have any executive compensation agreements. We cannot guaranty that Mr. Eddo will remain with us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. We may not be able to attract and retain qualified personnel.

WE ANTICIPATE THAT WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO MARKET OUR PRODUCTS AND SERVICES. OUR FAILURE TO RAISE ADDITIONAL CAPITAL WILL SIGNIFICANTLY AFFECT OUR ABILITY TO FUND OUR PROPOSED MARKETING ACTIVITIES.

We are currently not engaged in any sophisticated marketing program to market and distribute our products because we lack sufficient capital and revenues to justify the expenditure. We need to raise at least $50,000 to pay for the costs of this offering and continue operating at our current activity level. We need to raise approximately $100,000 to expand our current level of operations. We believe that we will need to raise $200,000 in this offering to fully implement our expansion plans. However, we may need to spend more funds on marketing and promotion than we have initially estimated. Therefore, if we need additional funds, we will need to raise additional capital in addition to the funds raised in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE OPERATIONS AS A "GOING CONCERN." INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IF WE ARE UNABLE TO CONTINUE OPERATIONS AND GENERATE REVENUES, OR IF WE DO NOT RAISE SUFFICIENT FUNDS IN THIS OFFERING.

We hope to obtain revenues from future software development contracts, but currently we have only one customer who is a related party. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, such as the funds we are attempting to raise in this offering, or that such funds, if available, will be obtainable on terms satisfactory to us. If we do not raise sufficient funds in this offering, we may not be able to continue in business. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

RISKS RELATED TO OWNING OUR COMMON STOCK:

THE CONCURRENT OFFERING OF SHARES BY FORMAT WITH THE OFFERING OF SHARES TO BE SOLD BY US MAY MAKE IT MORE DIFFICULT FOR US TO SELL OUR SHARES.

We are selling 2,000,000 shares concurrently with the sale of 200,000 shares that may be sold by Format. We agreed to register the 200,000 shares of our issued and outstanding common stock held by Format. To the extent that the shares being sold by Format are sold concurrently with the shares by us, each sale of shares by Format may reduce the number of investors willing to buy our shares as well as the demand for our shares. As a result, we may not be able to raise sufficient funds from this offering to implement our business strategy and our ability to raise capital may be hampered.

WE ARBITRARILY DETERMINED THE OFFERING PRICE OF THE SHARES OF COMMON STOCK. THEREFORE, INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT IF THE OFFERING PRICE IS HIGHER THAN THE CURRENT MARKET VALUE OF THE OFFERED SHARES.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

BECAUSE WE MAY BE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

WE LACK A PUBLIC MARKET FOR SHARES OF OUR COMMON STOCK, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

FORWARD LOOKING STATEMENTS
--------------------------

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", "WILL", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

USE OF PROCEEDS
---------------

We will receive up to $200,000 if all of the shares of common stock offered by us at $0.10 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us. This is a best efforts offering with no minimum offering amount. The table below estimates our use of proceeds, given the varying levels of success of the offering. None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering.

=========================== ==================== ======================== ======================= =================================
   OFFERED SHARES SOLD       OFFERING PROCEEDS    APPROXIMATE OFFERING      TOTAL NET OFFERING    PRINCIPAL USES OF NET PROCEEDS
                                                        EXPENSES                 PROCEEDS
--------------------------- -------------------- ------------------------ ----------------------- ---------------------------------
                                                                                                  Rent/Office Expenses:      $1,500
                                                                                                  Website Development:       $5,000
                                                                                                  Computer Equipment:        $3,750
                                                                                                  Employees/Contractors:     $7,500
                                                                                                  Marketing/Printing:       $11,080
   500,000 shares (25%)           $50,000                $15,170                 $34,830          Working Capital:           $6,000
--------------------------- -------------------- ------------------------ ----------------------- ---------------------------------
                                                                                                  Rent/Office Expenses:      $3,000
                                                                                                  Website Development:      $12,000
                                                                                                  Computer Equipment:        $7,500
                                                                                                  Employees/Contractors:    $22,330
                                                                                                  Marketing/Printing:       $31,000
  1,000,000 shares (50%)         $100,000                $15,170                 $84,830          Working Capital:          $10,000
--------------------------- -------------------- ------------------------ ----------------------- ---------------------------------
                                                                                                  Rent/Office Expenses:      $4,500
                                                                                                  Website Development:      $17,000
                                                                                                  Computer Equipment:       $12,500
                                                                                                  Marketing/Printing:       $34,330
                                                                                                  Employees/Contractors:    $37,500
  1,500,000 shares (75%)         $150,000                $15,170                 $134,830         Working Capital:          $29,000
--------------------------- -------------------- ------------------------ ----------------------- ---------------------------------
                                                                                                  Rent/Office Expenses:     $6,000
                                                                                                  Website Development:      $25,000
                                                                                                  Computer Equipment:       $15,000
                                                                                                  Marketing/Printing:       $55,830
                                                                                                  Employees/Contractors:    $53,000
 2,000,000 shares (maximum)      $200,000                $15,170                 $184,830         Working Capital:          $30,000
--------------------------- -------------------- ------------------------ ----------------------- ---------------------------------
=========================== ==================== ======================== ======================= =================================

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities. Marketing expenses primarily include costs associated with travel and entertainment expenses to meet potential clients for our software design and development services. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs. Funds projected above as allocated to the hiring of employees and independent contractors, are those who would be engaged to help conduct our business operations, and exclude compensation that would be paid to Mr. Eddo, our president. The funds from this offering will not be used to pay our president, Mr. Brian Eddo for any services related to activities undertaken to further the success of this offering, whether provided prior to, during, or subsequent to the offering.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. Additionally, none of the proceeds from the offering will be used to pay compensation to our president for services provided subsequent to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

DETERMINATION OF OFFERING PRICE
-------------------------------

FACTORS USED TO DETERMINE SHARE PRICE. The offering price of the 2,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

To accomplish the steps listed below to implement our business plan, we estimate that we will require approximately $200,000 in order to fully implement our plan for growth. From that amount, we anticipate that our offering expenses will total approximately $15,170, reducing the net proceeds to use to approximately $184,830. We estimate that we require at least $50,000 to pay for the costs of this offering and continue operations at our current level of activity. The figures and steps listed below are estimates only, and our actual progress and expenses may vary from these time and cost estimates.

===================================================== =========================
                         MILESTONES                       ESTIMATED COST
----------------------------------------------------- -------------------------
1.  Develop and deploy website                                $25,000
----------------------------------------------------- -------------------------
2.  Acquire computer equipment                                $15,000
----------------------------------------------------- -------------------------
3.  Develop and implement marketing plan, including           $55,830
printing costs for advertising materials
----------------------------------------------------- -------------------------
4.  Hire and train staff as needed, including any             $53,000
independent contractors needed
===================================================== =========================

DILUTION
--------

We intend to sell 2,000,000 shares of our common stock. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,000,000 shares of common stock will be sold. The founding shareholder is our president Brian Eddo.

============================== ========================================== ===================================== ===================
                                             SHARES ISSUED                        TOTAL CONSIDERATION                 PRICE
                                                                                                                    PER SHARE
                                       NUMBER               PERCENT            AMOUNT             PERCENT
------------------------------ ----------------------- ------------------ ------------------ ------------------ -------------------

Founding Shareholder(1)            500,000 Shares            14.5%             $10,000             4.37%              $0.02
------------------------------ ----------------------- ------------------ ------------------ ------------------ -------------------

 Shareholder(2)                    750,000 Shares            21.7%             $15,000             6.55%              $0.02
------------------------------ ----------------------- ------------------ ------------------ ------------------ -------------------

Other Shareholder(3)               200,000 Shares            5.8%              $4,000              1.75%              $0.02
------------------------------ ----------------------- ------------------ ------------------ ------------------ -------------------

Purchasers of Shares              2,000,000 Shares           58.0%            $200,000            87.34%              $0.10
============================== ======================= ================== ================== ================== ===================

Total                             3,450,000 Shares           100%             $229,000             100%
============================== ======================= ================== ================== ================== ===================

(1) This founding shareholder was issued 500,000 shares of our common stock in exchange for cash of $1,000 and services which were valued at $9,000.
(2) This shareholder was issued 750,000 shares of our common stock in exchange for $15,000.
(3) The other shareholder, Format, Inc., was issued 200,000 shares of our common stock in exchange for $4,000.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 75%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2003. Totals may vary due to rounding.

------------------------------------------ -------------------- ------------------ -------------------- --------------------
                                             100% OF OFFERED     75% OF OFFERED      50% OF OFFERED       25% OF OFFERED
                                             SHARES ARE SOLD     SHARES ARE SOLD     SHARES ARE SOLD      SHARES ARE SOLD
------------------------------------------ -------------------- ------------------ -------------------- --------------------
Offering Price                                    $0.10               $0.10               $0.10                $0.10
                                                per share           per share           per share            per share
------------------------------------------ -------------------- ------------------ -------------------- --------------------
Net tangible book value at 6/30/03               $0.017              $0.017              $0.017               $0.017
                                                per share           per share           per share            per share
------------------------------------------ -------------------- ------------------ -------------------- --------------------
Net tangible book value after giving             $0.061              $0.054              $0.044               $0.030
effect to the offering                          per share           per share           per share            per share
------------------------------------------ -------------------- ------------------ -------------------- --------------------
Increase in net tangible book value per          $0.044              $0.037              $0.028               $0.014
share attributable to cash payments made        per share           per share           per share            per share
by new investors
------------------------------------------ -------------------- ------------------ -------------------- --------------------
Per Share Dilution to New Investors              $0.039              $0.046              $0.056               $0.070
                                                per share           per share           per share            per share
------------------------------------------ -------------------- ------------------ -------------------- --------------------
Percent Dilution to New Investors                  39%                 46%                 56%                  70%
------------------------------------------ -------------------- ------------------ -------------------- --------------------

SELLING SECURITY HOLDER
-----------------------


We issued 200,000 shares of our common stock to Format, Inc., a Nevada corporation, or Format, in exchange for $4,000. We agreed to register these shares pursuant to an agreement with Format, which is attached as Exhibit 10.1. Format intends to distribute those shares to its own shareholders as a dividend. However, Format also could sell its shares of our common stock at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices, if our shares are eventually quoted on the OTC Bulletin Board.

These shares constitute all of the shares known to us to be beneficially owned by Format. Format has not held any position or office with us. The only material relationship between us and Format is defined by the services and share purchase agreement under which we issued shares to Format; we do not have any material relationship with any of Format's shareholders. Format is not a broker-dealer or an affiliate of a broker-dealer to our knowledge.

PLAN OF DISTRIBUTION
--------------------

PRIMARY OFFERING. We are offering for sale 2,000,000 shares of our common stock in a direct public offering on a best efforts basis with no minimum. There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon the acceptance of subscription agreements we receive. We will accept or reject any subscription agreement within ten days of receipt, and any checks submitted with rejected subscription agreements will be returned promptly. The offering will not be extended after the date that is six months from the date the registration becomes effective.

We have not conducted any discussions or negotiations for the sale of all or any portion of those 2,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 2,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. We will not conduct any aspect of this offering online, nor is any such online offering contemplated. This offering will terminate six months following the effective date of this registration statement.

Our officers and directors do not have any agreement or plan to purchase any shares in this offering. Brian Eddo, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Eddo is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he believes he will not be deemed to be a broker for the following reasons:

o Mr. Eddo is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
o Mr. Eddo will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
o Mr. Eddo is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Eddo will restrict his participation to the following activities:

o preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
o responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
o performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states: New York, and Colorado.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

SECONDARY OFFERING. Format could have begun relying on Rule 144 to distribute its shares on May 2, 2003. Otherwise, Format may distribute its shares as a dividend to its own shareholders as soon as this registration statement is declared effective. However, Format also could sell its shares of our common stock at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices, if our shares are eventually quoted on the OTC Bulletin Board. There is no assurance that our shares will ever be quoted on the OTC Bulleting Board. The selling security holder may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. Currently, our shares do not meet the listing standards for any securities exchange, and may never be listed on any exchange. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
o    privately negotiated transactions.

The shares of common stock being offered by Format have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification.

Brokers and dealers engaged by Format may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holder, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holder, we will file a post effective amendment to disclose such event.

Format and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

Any participating NASD members must comply with the "Filing Requirements" of Rule 2710(b)(1), and "Information Required to be Filed" of Rule 2710(b)(6). Maximum compensation to any NASD member will not exceed 8% of the maximum proceeds.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holder. There can be no assurance that the selling security holder will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holder is subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holder.

We will inform Format that, during such time as it is engaged in a distribution of any of the shares we are registering by this registration statement, it is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We will also inform the selling security holder that stabilizing transactions will not be permitted by Regulation M if a market for the shares develops. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------

EXECUTIVE OFFICERS AND DIRECTORS. Our directors and principal executive officers are as specified on the following table:

===================== =============== =========================================
NAME                       AGE        POSITION
--------------------- --------------- -----------------------------------------
Brian Eddo                  30        president, secretary and a director
--------------------- --------------- -----------------------------------------
Tamara Woody                31        treasurer and a director
===================== =============== =========================================

BRIAN EDDO. Mr. Eddo is our president, secretary and one of our directors since our inception. Mr. Eddo is responsible for our day-to-day operations and establishing and maintaining relationships with our clients. Mr. Eddo has also been a consultant for Addtech Mobile Devices since 2001. Prior to that, he was a sales engineer for Cisco Systems, Inc. from 2000 to 2001. From 1999 to 2000, Mr. Eddo was a network engineer for Pacific Data Technologies. Mr. Eddo graduated in 2000 from California State University, Fullerton with Bachelor of Science in chemistry. Mr. Eddo also holds the following certifications: Cisco Certified Network Associate, Cisco Certified Design Associate, and Cisco Certified Network Professional. Mr. Eddo has experience in designing and modifying software applications from training undertaken to earn his Cisco certificates and by working as a consultant for Addtech Mobile Devices. Mr. Eddo has not been a director of any other reporting company.

TAMARA WOODY. Ms. Woody has been our treasurer and one of our directors since our inception. Ms. Woody is our principal financial officer and is responsible for our financial reporting and record keeping. Ms. Woody has been a human resource manager for Contessa Food Products since 2001, where she is responsible for the development, implementation and administration of that company's policies. From 1994 to 2001, Ms. Woody was the Vice President for Human Resources at First Entertainment Credit Union. Also since 2000, she has served as an instructor for the Los Angeles Community Colleges in Human Resources certification programs. Ms. Woody graduated in 1994 with a Bachelor of Science degree in business administration, with an emphasis in human resources management, and graduated in 1998 with a Master of Business Administration degree, both from California State University, Northridge. Ms. Woody has acquired knowledge of accounting principles and practices in the course earning her Bachelor's and Master's degrees in Business Administration. Ms. Woody is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 18, 2003, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The percentages in the table assume that Format, Inc. will distribute its shares as a dividend to its own shareholders, who will subsequently sell those shares which are being registered in this registration statement. However, Format also could sell its shares of our common stock at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices, if our shares are eventually quoted on the OTC Bulletin Board.

=============== =============================== ====================== ==================== =================== ====================
Title of Class  Name and Address of             Amount and Nature of    Percent of Class     Percent of Class   Percent of Class if
                Beneficial Owner                  Beneficial Owner      if No Shares are       if 1,000,000       2,000,000 Shares
                                                                              Sold           Shares are Sold          are Sold
--------------- ------------------------------- ---------------------- -------------------- ------------------- --------------------
Common Stock    Brian Eddo
                32946 Dana Spruce                  500,000 shares,            34.5%               20.4%                14.5%
                Suite A                              president,
                Dana Point, CA 92629             secretary, director
--------------- ------------------------------- ---------------------- -------------------- ------------------- --------------------
Common Stock    Tamara Woody
                32946 Dana Spruce                  750,000 shares,            51.7%               30.6%                21.7%
                Suite A                          treasurer, director
                Dana Point, CA 92629
--------------- ------------------------------- ---------------------- -------------------- ------------------- --------------------
Common Stock    Format, Inc.(1)
                336 Plaza Estival                  200,000 shares,             0%                   0%                   0%
                San Clemente, CA 92672               shareholder
--------------- ------------------------------- ---------------------- -------------------- ------------------- --------------------
Common Stock
                All directors and named           1,250,000 shares            86.2%               51.0%                36.2%
                executive officers as a group
=============== =============================== ====================== ==================== =================== ====================

(1) Format, Inc. currently owns 200,000 shares, or 13.8% of our issued and outstanding common stock; however, Format, Inc. intends to distribute these shares to its own shareholders as a dividend when this registration statement is declared effective. However, Format also could sell its shares of our common stock at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices, if our shares are eventually quoted on the OTC Bulletin Board.We agreed to register these shares issued to Format, Inc. Therefore, Format, Inc. will no longer hold those shares, and its shareholders may decide to subsequently sell their shares of our common stock that they receive.


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. As of December 18, 2003, we have no options or warrants outstanding. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

CHANGES IN CONTROL. Our management is not aware of any arrangements which may result in a change in control.

DESCRIPTION OF SECURITIES
-------------------------

We were authorized to issue 50,000,000 shares of $.001 par value common stock, and 5,000,000 shares of preferred stock. As of December 18, 2003, there were 1,450,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

DIVIDEND POLICY. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement. There has been no change in these relationships since the initial filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article Seventh of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

ORGANIZATION WITHIN LAST FIVE YEARS
-----------------------------------

TRANSACTIONS WITH PROMOTERS. Brian Eddo was our promoter. On December 16, 2001, we issued 500,000 shares of our common stock to Mr. Eddo in exchange for cash of $1,000 and services which were valued at $9,000.

DESCRIPTION OF BUSINESS

OUR BACKGROUND. We were incorporated in Nevada on December 10, 2001 as Digiblue Media, Inc. On February 22, 2002, we were qualified to do business in California as Nevada Digiblue Media, Inc.

OUR BUSINESS. We are a development stage company. Currently, we have only engaged one client, who is Format Inc., one of our shareholders, and therefore our operations have been limited to serving that client and developing our own website. As we develop our business, we hope to engage more clients. At our current level of staffing, we are able to handle our operations as well as an increase in activity, should we engage additional clients. However, we may revisit the issue of increasing our staff as our client base dictates. We intend to design and develop customized computer software applications tailored to our customers' needs. We are a software development and design company that hopes to specialize in providing customized software applications to small businesses and entrepreneurs. We believe that, based on our management's experience, that we will be able to understand our clients' software application needs and tailor off-the-shelf software to our clients' business requirements, or where situations warrant, design original software applications to achieve the same goal for our clients. We propose to market our services beginning in the southern California area by means of personal contacts, networking with providers of computer systems, components or repair services, and eventually, through our proposed website. Later, we hope to expand the area of our operations to the greater West Coast area. We have not yet begun any such marketing activities, nor is our website operational at this time.

OUR SERVICES. We currently have provided services to only one client. However, as we develop a customer base after marketing our services to additional potential clients and are engaged by them to provide services, we intend to provide software design and development services, including specialized, innovative information technology, or IT, solutions to our customers. We believe our staff is able to perform a range of complex software development projects. We believe we will be able to provide software solutions to practical business applications in programming, custom IT systems design, software development and consulting. Our possible software development projects and programming solutions include multi-tier systems, Internet/intranet access and reporting systems, complex data processing and cost-effective user interfaces. We hope to provide our future clients with customized software projects at a competitive price, ranging from internal custom software development projects or assistance from a total software development project staff.

As of June 30, 2003, we have generated revenues of $53,500 from services provided to our client, a related party. To effectuate our business during the next twelve months plan which includes expanding our client base, we must market our services to engage additional customers. We believe that we will use some of the proceeds generated from this offering as well as revenues generated from sales of our services to pay for our proposed marketing activities. If we are unable to raise capital or generate revenues to pay for our proposed marketing activities, we hope that we will continue to market the services we offer by in person meetings with prospective customers. Our failure to pay for our marketing activities could result in our inability to meet the objectives of our business plan within the next twelve months.

OUR PROPOSED WEBSITE. We currently own the domain name www.digibluemedia.com. We anticipate that our proposed website will display our corporate logo, contact information, and provide a general description of the computer software development and design services that we offer as well as prices of those services. Our website is not yet operational, but we anticipate that it will be operating by December 2003. If we generate revenues that are sufficient to expand the capability of our website, we intend to further develop our website to serve as a mechanism for clients to ask online questions of our technical staff, and to place service orders by means of e-mail.

OUR TARGET MARKETS AND MARKETING STRATEGY. We intend to serve individual and corporate customers seeking competitively priced customized software applications to meet their small business requirements. We have only engaged one client to date. We believe the demand for customized software applications is expanding, since many businesses and entrepreneurs currently purchase off-the-shelf software on their computer systems, and often have the need for those applications to be tailored to the requirements of their business. As improvements in technology occur, many computer users seek to modify the capabilities of software they purchase to increase the computing capability at their disposal. We estimate that because of the rapid changes in technology, computer product life cycles are increasingly shorter, prices become lower, and competition increases. By serving as a source for customized software applications, we believe we will be able to help fill a growing need in the market for computer software that is competitively priced but technologically up-to-date. We intend promote our customizing services by means of relationship-building with both potential and current small business computer users, trade magazine articles and advertisements, reputation and word of mouth. We also intend to attend industry events to build relationships with potential clients for our services.

OUR GROWTH STRATEGY. Our objective is to establish our reputation of effectively providing tailored software solutions to our small business clients in a timely and convenient fashion and build long-term relationships as an innovative provider of software modifications. We have only engaged one client to date, and as such, our operations are extremely limited. Our strategy is to provide clients with exceptional personal service and software solutions especially tailored to the client's needs at competitive prices. Key elements of our strategy include:

o    cultivate relationships with existing and potential clients;
o increase our relationships with third party providers of components, computer maintenance and repair services who may share a similar client base;
o    develop and promote our website and expand its capabilities; and
o    expand operations in the Southern California and West Coast regions.

OUR COMPETITION. The market for customized computer software applications is very competitive. We compete primarily with larger software manufacturers, designers, and retail computer stores providing off the shelf software, or similar customizing services, and other retail sources of computer software who sell both off-the-shelf and customized software applications. Some of these competitors are: CompUSA, BestBuy, Fry's Electronics, and other chain store computer product retailers, especially those with technical staffs, and smaller software design companies located in southern California such as IT Software Design Co., Success Associates, The Dini Group, eBuilt, Inc. and Digital Point Solutions. We also compete with other local or regional providers of computer software customization services. Many of these competitors market their services in a traditional store-front fashion as well as by means of a website. Some online competitors provide a variety of services, such as hardware maintenance, component sales and software upgrades. Some of our online competitors serving southern California include customware.com, neotechsystems.com and ganx.com and applitech.com.

We intend to compete on the basis of service and price, utilizing the experience and contacts of Brian Eddo to provide high quality services at a reasonable price. We believe that Mr. Eddo's experience and contacts in the industry will allow us to pay less for the services that we may have to subcontract.

Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for similar products and services, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

OUR INTELLECTUAL PROPERTY. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

o        these agreements will not be breached;
o        we would have adequate remedies for any breach; or
o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our services or business methods by others or prevent others from claiming violations of their intellectual property rights.

We own the Internet domain name www.digibluemedia.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

GOVERNMENT REGULATION. We are subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We do not believe that our sales activities are subject to licensing or other regulatory requirements. We believe that we are in conformity with all applicable laws in all relevant jurisdictions.

OUR RESEARCH AND DEVELOPMENT. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.

EMPLOYEES. As of December 18, 2003, we have one employee, who is Brian Eddo, our president, secretary and one of our directors. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants for the various services that we provide, if our existing staffing levels are not adequate to furnish such services. We will determine when and whether to add to our staff or supplement it by means of independent contractors in the event that we obtain additional contracts for services. We anticipate that we would engage independent contractors on a flat fee basis.

FACILITIES. Our executive, administrative and operating offices are located at 32946 Dana Spruce, Suite A, Dana Point, California, 92674.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
---------------------------------------------------------------------------

FOR THE PERIOD FROM DECEMBER 10, 2001, OUR DATE OF FORMATION, THROUGH DECEMBER 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES. We have cash and cash equivalents totaling $15,143 as of December 31, 2002. We also had $3,500 in accounts receivable from a related party, and $370 in other receivables, plus $2,000 in costs and estimated earnings in excess of billings on uncompleted contracts. Therefore, our total current assets were $21,013 as of December 31, 2002. We also had a net of $2,090 in computer equipment. Our total assets were $23,103 as of December 31, 2002. We have no external sources of liquidity available. We believe that our available cash and cash equivalents are sufficient to pay our day-to-day expenditures. As of December 31, 2002, we had liabilities of $1,360, which were represented solely by accounts payable and accrued expenses. We had no long term commitments or other contingencies as of that date.

RESULTS OF OPERATIONS.

REVENUES. We have realized revenues from a related party of $23,000 for the year ended December 31, 2002, compared to no revenues generated during the period from our date of inception on December 10, 2001 through the year ending December 31, 2001. We anticipate that our revenues will increase if we engage service contracts with additional clients and develop additional relationships with third party providers of computer components, systems and maintenance and repair products and services.

OPERATING EXPENSES. For the period for the year ended December 31, 2002, our total expenses were $27,757, which were primarily represented by general and administrative expenses of $16,167. This is in comparison to expenses of $1,000 for the period from our date of inception on December 10, 2001 through the year ending December 31, 2001. For the period from December 10, 2001, our date of formation, through December 31, 2002, we experienced a net loss of $5,757, compared to a net loss of $1,000 for the period from our inception on December 10, 2001 through the year ending December 31, 2001.

FOR THE SIX MONTHS ENDING JUNE 30, 2003 COMPARED TO THE SAME PERIOD ENDING JUNE 30, 2002.

LIQUIDITY AND CAPITAL RESOURCES. We have cash and cash equivalents totaling $10,814 as of June 30, 2003. We also ^ have $27,500 in accounts receivable from a related party therefore, our total current assets were $38,314 as of June 30, 2003. We also had a net of $1,672 in computer equipment. Our total assets were $39,986 as of June 30, 2003. We have no external sources of liquidity available. We believe that our available cash and cash equivalents are sufficient to pay our day-to-day expenditures. As of June 30, 2003, we had liabilities of $15,891, which were represented solely by accounts payable and accrued expenses. We had no long term commitments or other contingencies as of that date.

RESULTS OF OPERATIONS.

REVENUES. We have realized revenues from a related party of $30,500 for the six month period ended June 30, 2003, compared to $10,580 in revenues generated during the same period ending June 30, 2002. We anticipate that our revenues will increase if we engage service contracts with additional clients and develop additional relationships with third party providers of computer components, systems and maintenance and repair products and services.

OPERATING EXPENSES. For the six month period ended June 30, 2003, our total expenses were $29,648, which consist of $6,370 which were represented by contract costs, $1,500 which was represented by amortization of stock compensation and $21,778 which was represented by general and administrative expenses. This is in comparison to expenses of $9,283 for the six month period ending June 30, 2002. For the six month period ending June 30, 2003, we experienced a net gain of $852, compared to a net gain of $1,297 for the six month period ending June 30, 2002. Our operating expenses for the six month period ended June 30, 2002 which totaled $9,283 were represented by $3,000 for amortization of stock compensation, $1,900 for contract costs and $4,383 for general and administrative expenses. The increase in our operating expenses was due to the addition of contract costs and an increase in our general and administrative costs during the six months ended June 30, 2003 in comparison to the same period ended June 30, 2002.

OUR PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS. As of June 30, 2003, we generated revenues of $53,500 from a related party. We hope to generate revenues in the next twelve months by engaging additional clients through reputation and word of mouth, and develop networking relationships with vendors in related businesses. As we develop additional networking relationships, our opportunities to generate revenues could increase. To effectuate our business plan during the next twelve months, we must increase our service offerings and market and promote our services. We currently market our business primarily through referrals and that referrals will continue to comprise a majority of our business.

We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services. We believe we will need to raise $100,000 to complete the development of our website and to begin marketing our services. To fully develop our business to the extent envisioned by our management, we believe we need to raise $200,000. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues. If we are not able to generate additional revenues that cover our estimated operating costs, our business may ultimately fail.

Specifically, we hope to accomplish the steps listed below to implement our business plan. We estimate that we will require at least $200,000 in order to be able to commence operations as envisioned below during the next twelve months. From that amount, we anticipate that our offering expenses will total approximately $15,170, reducing the net proceeds to use to approximately $184,830. The figures and steps listed below are estimates only, and our actual progress and expenses may vary from these time and cost estimates.

---------------------------- ---------------------------------------------------- ------------------------------ -----------------
         MILESTONES                             STEPS NEEDED                           ESTIMATED TIMEFRAME        ESTIMATED COST
---------------------------- ---------------------------------------------------- ------------------------------ -----------------
Website                      1.       Design website concept                      within two months of               $25,000
                             2.       Develop links to work samples               receiving adequate funding
                             3.       Deploy developed website
                             4.       Promote website
---------------------------- ---------------------------------------------------- ------------------------------ -----------------
Computer Equipment           1.       Identify equipment needed                   within next six months             $15,000
                             2.       Purchase equipment
---------------------------- ---------------------------------------------------- ------------------------------ -----------------
Marketing Plan               1.       Develop marketing concept and target        within next eight months           $41,000
                                  clients
                             2.       Develop sample projects
                             3.       Contact potential clients
                             4.       Negotiate and close project contracts
---------------------------- ---------------------------------------------------- ------------------------------ -----------------
Staff                        1.       Identify staffing needs                     can be scaled to number of         $44,000
                             2.       Solicit resumes, work samples               clients engaged, on an
                             3.       Interview and hire staff and/or contract    as-needed basis
                                  with independent contractors
                             4.       Review staff/contractor performance
---------------------------- ---------------------------------------------------- ------------------------------ -----------------

We have cash and cash equivalents of $10,814 as of June 30, 2003. In the opinion of management, available funds will satisfy our working capital requirements to operate at our current level of activity for the next twelve months. Those funds do not include any funds raised in this offering. We will not be able to implement our expansion plans in the manner we envision unless we raise funds from this offering. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering. If we do not raise at least $100,000 from this offering, then we may not be able to pay for the expenses of this offering, finish the development of our website, conduct marketing activities and expand our operations. This offering is a best efforts offering with no minimum. We will have access to these funds as soon as they are received.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. Our management believes that we do not require the services of independent contractors to operate at our current level of activity. However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

DESCRIPTION OF PROPERTY
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

============================= ======================= =========================
Property                         June 30, 2003           December 31, 2002
----------------------------- ----------------------- -------------------------
Cash and Equivalents                         $10,814                   $15,143
----------------------------- ----------------------- -------------------------
Property and Equipment, net                   $1,672                    $2,090
============================= ======================= =========================

OUR FACILITIES. Our executive, administrative and operating office is located in the personal residence of Brian Eddo, our president and one of our directors. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. Brian Eddo, our president and director, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Eddo does not expect to be paid or reimbursed for providing office facilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

RELATED PARTY TRANSACTIONS.

Brian Eddo, our president, secretary and one of our directors, currently provides office space to us at no charge. Mr. Eddo does not expect to be paid or reimbursed for providing office facilities.

In December 2001, we issued 500,000 shares of our common stock to Brian Eddo, our president, secretary and one of our directors, in exchange for cash of $1,000 and services valued at $9,000, or $0.02 per share.

In February 2002, we issued 750,000 shares of our common stock to Tamara Woody, our treasurer and one of our directors, in exchange for $15,000, or $0.02 per share.

In May 2002, we entered into an agreement for us to develop software for Format which became one of our shareholders pursuant to that agreement. Specifically, the agreement provided that Format would pay us $46,000 in exchange for the software development services and $4,000 to purchase 200,000 shares of our common stock, which we agreed to register on behalf of Format.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

o        disclose such transactions in prospectuses where required;
o disclose in any and all filings with the Securities and Exchange Commission, where required;
o        obtain disinterested directors' consent; and
o        obtain shareholder consent where required.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------

REPORTS TO SECURITY HOLDERS. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of December 18, 2003, there were three record holders of our common stock, and there were 1,450,000 shares of our common stock issued and outstanding. There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

As of December 18, 2003, there are 2,000 outstanding shares of our common stock which can be sold pursuant to Rule 144. In addition, Format's shares became eligible for resale under the provisions of Rule 144 on May 2, 2003, the date on which Format has held them for over one year. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is more. Rule 144 also provides that, after holding such securities for a period of two years, a nonaffiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

As of December 18, 2003, there are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

We have agreed to register for sale 200,000 shares of our common stock held by one of our current security holders, Format, which intends to distribute these shares as a dividend to its own shareholders, as described herein. However, Format also could sell its shares of our common stock at a price of $0.10 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices, if our shares are eventually quoted on the OTC Bulletin Board.

PENNY STOCK REGULATION. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
o    a toll-free telephone number for inquiries on disciplinary actions;
o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

o    the bid and offer quotations for the penny stock;
o the compensation of the broker-dealer and its salesperson in the transaction;
o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

EXECUTIVE COMPENSATION
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

SUMMARY COMPENSATION TABLE. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the years ending December 31, 2001 and 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Brian Eddo - president, secretary            2001        None          None              None                 $9,000(1)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Tamara Woody - treasurer                     2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== =========================

(1)Represents stock issued for services.

COMPENSATION OF DIRECTORS. Our current directors who are also our employees receive no extra compensation for their service on our board of directors.

COMPENSATION OF OFFICERS. As of December 18, 2003, our officers have received no compensation for their services provided to us, except as described in the table above. None of the proceeds of this offering will be used to compensate our officers for any services that were provided to us prior to the offering.

EMPLOYMENT CONTRACTS. We anticipate that we will enter into an employment agreement with Brian Eddo, although we have not yet done so. Therefore, we do not currently know the terms of that employment agreement.

FINANCIAL STATEMENTS
--------------------





                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Digiblue Media, Inc.
Dana Point, California

We have audited the accompanying balance sheet of Digiblue Media, Inc. (dba Nevada Digiblue Media, Inc.) (A Development Stage Company) as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002, for the period from December 10, 2001(inception) to December 31, 2001 and for the period from December 10, 2001(inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002, and the results of its operations and its cash flows for the year ended December 31, 2002, for the period from December 10, 2001(inception) to December 31, 2001 and for the period from December 10, 2001 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note
1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS



Santa Monica, California
February 4, 2003

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.
                          (A DEVELOPMENT STAGE COMPANY)

                        BALANCE SHEET - DECEMBER 31, 2002

                                     ASSETS

Current assets:
   Cash and cash equivalents                                         $        15,143
   Accounts receivable - from related party                                    3,500
   Other receivable                                                              370
   Cost and estimated earnings in excess of
       billings on uncompleted contracts                                       2,000
                                                                    -----------------

        Total current assets                                                              $        21,013


Computer equipment, less accumulated depreciation of $418                                           2,090
                                                                                         -----------------

                                                                                          $        23,103
                                                                                         =================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities -
   accounts payable and accrued expenses                                                  $         1,360

Stockholders' equity:
   Common stock, $0.001 par value; 50,000,000 shares authorized;
     1,450,000 shares issued and outstanding                         $         1,450
   Additional paid-in capital                                                 27,550
   Unearned compensation                                                      (1,500)
   Deficit accumulated during development stage                               (5,757)
                                                                    -----------------

        Total stockholders' equity                                                                 21,743
                                                                                         -----------------

                                                                                          $        23,103
                                                                                         =================




The accompanying notes form an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS



                                                                              From December 10,        From December 10,
                                                   For the year ended       2001 (Inception) to       2001 (Inception) to
                                                     December 31, 2002        December 31, 2001        December 31, 2002
                                                 ---------------------------------------------------------------------------
Revenue - from related party                       $             23,000       $                -        $            23,000
                                                 -----------------------  -----------------------  -------------------------
Costs:
  Contract costs                                                  4,090                        -                      4,090
  Amortization of stock compensation                              7,500                        -                      7,500
  General and administrative expenses                            16,167                    1,000                     17,167
                                                 -----------------------  -----------------------  -------------------------
                                                                 27,757                    1,000                     28,757
                                                 -----------------------  -----------------------  -------------------------
Loss before provision for income taxes                           (4,757)                  (1,000)                    (5,757)

Provision for income taxes                                            -                        -                          -
                                                 -----------------------  -----------------------  -------------------------
Net loss                                           $             (4,757)      $           (1,000)       $            (5,757)
                                                 =======================  =======================  =========================
Net loss per common share -
  basic and dilutive                                              $0.00                    $0.00                      $0.00
                                                 =======================  =======================  =========================
Weighted average common shares
  outstanding - basic and dilutive                            1,262,466                  500,000                  1,232,368
                                                 =======================  =======================  =========================



The accompanying notes form an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                       Deficit
                                                                                                    accumulated
                                              Common stock            Additional       Common          during            Total
                                       ---------------------------     paid-in        stock for      development     stockholders'
                                          Shares       Amount          capital        services         stage           equity
                                       -----------  -------------  --------------  --------------  --------------  ---------------
Balance at December 10, 2001                    -    $         -    $          -    $          -    $          -     $          -

Issuance of common stock for cash and
   services - December 2001               500,000            500           9,500          (9,000)              -            1,000

Net loss                                        -              -               -               -          (1,000)          (1,000)
                                       -----------  -------------  --------------  --------------  --------------  ---------------

Balance at December 31, 2001              500,000            500           9,500          (9,000)          (1,000)              -

Issuance of common stock for cash:
   February 2002 at $.02 per share        750,000            750          14,250               -               -           15,000
   May 2002 at $.02 per share             200,000            200           3,800               -               -            4,000

Amortization of services                        -              -               -           7,500               -            7,500

Net loss                                        -              -               -               -          (4,757)          (4,757)
                                       -----------  -------------  --------------  --------------  --------------  ---------------

Balance at December 31, 2002            1,450,000    $     1,450    $     27,550    $     (1,500)   $     (5,757)    $     21,743
                                       ===========  =============  ==============  ==============  ==============  ===============



The accompanying notes form an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                  From December 10,   From December 10,
                                                            For the year ended   2001 (Inception) to  2001 (Inception) to
                                                             December 31, 2002    December 31, 2001   December 31, 2002
                                                           -------------------- -------------------- --------------------
Cash flows used for operating activities:
   Net loss                                                 $           (4,757)   $          (1,000)  $           (5,757)
                                                           -------------------- -------------------- --------------------

   Adjustments to reconcile net loss to net cash
     used for operating activities:
     Amortization of common stock for services                           7,500                    -                7,500
     Depreciation                                                          418                                       418

   Increase in assets:
     Accounts receivable - from related party                           (3,500)                                   (3,500)
     Other receivable                                                     (370)                                     (370)
     Cost and estimated earnings in excess of
       billings on uncompleted contracts                                (2,000)                   -               (2,000)

   Increase in liabilities -
     accounts payable and accrued expenses                               1,360                    -                1,360
                                                           -------------------- -------------------- --------------------

               Total adjustments                                         3,408                    -                3,408
                                                           -------------------- -------------------- --------------------

               Net cash used for operating activities                   (1,349)              (1,000)              (2,349)
                                                           -------------------- -------------------- --------------------
Cash flows used for investing activities -
   purchase of equipment                                                (2,508)                   -               (2,508)
                                                           -------------------- -------------------- --------------------

Cash flows provided by financing activities -
   proceeds from issuance of common stock                               19,000                1,000               20,000
                                                           -------------------- -------------------- --------------------

Net increase in cash and cash equivalents                               15,143                    -               15,143
Cash and cash equivalents, beginning of period                               -                    -                    -
                                                           -------------------- -------------------- --------------------

Cash and cash equivalents, end of period                    $           15,143    $               -   $           15,143
                                                           ==================== ==================== ====================
Supplemental disclosure of cash flow information:
    Income taxes paid                                       $                -    $               -   $                -
                                                           ==================== ==================== ====================
    Interest paid                                           $                -    $               -   $                -
                                                           ==================== ==================== ====================
Non cash investing and financing activities
    In December 2001, the Company issued 500,000 shares valued at $10,000, of which $9,000 was for services to be rendered to the Company.



The accompanying notes form an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                        (INCEPTION) TO DECEMBER 31, 2002


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         NATURE OF BUSINESS:

                  Digiblue Media, Inc. (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Nevada on December 10, 2001. The Company plans to design and develop specialized software programs for any potential customer.

         BASIS OF PRESENTATION:

                  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                  Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

                  Management intends to continue to raise additional financing through debt and equity financing or other means and develop customer relations to complete its business plan.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

                  The estimated fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their carrying value because of the short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

         USE OF ESTIMATES:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                        FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                        (INCEPTION) TO DECEMBER 31, 2002



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         CASH AND CASH EQUIVALENTS:

                  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         COMPUTER EQUIPMENT:

                  Computer equipment is valued at cost. Depreciation is being provided by use of straight-line over the estimated useful life of three years.

         STOCK-BASED COMPENSATION:

                  SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock (at the date of the grant), less the amount an employee must pay to acquire the stock.

         REVENUE RECOGNITION:

                  The Company generated revenue in the year ended December 31, 2002 under a contract with a shareholder of the Company to create a software program. It was the only contract for the Company since inception. Revenue under this contract was recognized on the percentage-of-completion method measured by the portion of the total contract or job cost expended to date to the estimated total cost to complete. Contract costs include all direct labor, subcontract costs and indirect payroll costs. Contract costs in excess of billings are presented as cost and estimated earnings in excess of billings on uncompleted contracts. Selling, general and administrative costs are charged to expense as incurred.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                        FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                        (INCEPTION) TO DECEMBER 31, 2002


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         INCOME TAXES:

                  The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         BASIC AND DILUTED LOSS PER SHARE:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2002, the Company has no outstanding stock options that can be converted into shares of Company's common stock.

         COMPREHENSIVE INCOME:

                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the period from December 10, 2001 (inception) to December 31, 2002, the Company's comprehensive income (loss) consisted of loss from operations. The Company has no items that represent other comprehensive income and has not included a schedule of comprehensive income in the financial statements.

         SEGMENT REPORTING:

                  Based on the Company's integration and management strategies, the Company operated in a single business segment. For the period from inception to December 31, 2002, all revenues have been derived from domestic operations.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                        FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                        (INCEPTION) TO DECEMBER 31, 2002



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         NEW ACCOUNTING PRONOUNCEMENTS:

                 In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS
                 No. 142 addresses the initial recognition; measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination.
                 The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                 In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                 In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                        FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                        (INCEPTION) TO DECEMBER 31, 2002


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

                  In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions--an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                        FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                        (INCEPTION) TO DECEMBER 31, 2002



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

                  In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

                  In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                        FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                        (INCEPTION) TO DECEMBER 31, 2002


(2)      STOCKHOLDERS' EQUITY:

         The Company is authorized to issue 55,000,000 shares of stock with 5,000,000 shares designated as preferred stock, par value of $0.001, and 50,000,0000 shares designated as common stock, par value of $0.001.

         COMMON STOCK
         ------------

         o In December 2001, the Company issued 500,000 shares of its common stock in exchange for $1,000 and services. The shares were valued at $10,000, the current market value on the date of issuance.
               The difference between the fair market value of $10,000 and the cash proceeds of $1,000 is being expensed over a one year period, ^ which is the life of the services to be rendered to the Company.
         o In February 2002, the Company sold 750,000 shares of its common stock for $15,000.
         o In May 2002, the Company entered into an agreement for the Company to develop software for a customer (see Revenue recognition). The agreement also stipulated the customer was to purchase 200,000 shares of the Company's common stock. The shares were sold for proceeds of $4,000.

         PREFERRED STOCK
         ---------------

         Preferred Stock, any series, shall have the powers, preferences, rights, qualifications, limitations and restrictions as fixed by the Company's Board of Directors in its sole discretion. As of December 31, 2002, the Company's Board of Directors has not issued any Preferred Stock.


(3)      PROVISION FOR INCOME TAXES:

         The reconciliation of the effective income tax rate to the federal statutory rate for the year ended December 31, 2002, is as follows:

                     Computed "expected" tax (benefit)             $     (1,600)
                     Increase (decrease) in income taxes
                       resulting from:
                       Increase in valuation allowance                    1,600
                                                                   ------------

                                                                   $         -
                                                                   ============

                              DIGIBLUE MEDIA, INC.
                        (dba Nevada Digiblue Media, Inc.)
                          (A DEVELOPMENT STAGE COMPANY)

                        FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                        (INCEPTION) TO DECEMBER 31, 2002




(3)      PROVISION FOR INCOME TAXES, CONTINUED:

         Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2002 are as follows:

                       Deferred tax assets:
                       Net operating loss carryforwards            $      2,040
                       Less valuation allowance                          (2,040)
                                                                   ------------

                                                                   $          -
                                                                   ============

         At December 31, 2002, the Company has provided a 100% valuation allowance for the deferred tax asset, since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the year ended December 31, 2002, was an increase of approximately $750. As of December 31, 2002, the Company had net operating loss carryforwards ("NOLs") of approximately $6,000, expiring through 2022.


(4)      CONTINGENCIES AND LIABILITIES:

         The Company's contract with its sole customer has been temporarily postponed due to the customer's inability to make payments according to the contract agreement. Both parties agreed to postpone further work on the project until the customer is able to resume payments, which is expected to transpire in March 2003.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                          (INCEPTION) TO JUNE 30, 2003






                                    CONTENTS

                                                                          Page

Financial Statements:
  Balance Sheet                                                             36
  Statements of Operations                                                  37
  Statements of Cash Flows                                                  38
  Notes to Financial Statements                                           39-43

                              DIGIBLUE MEDIA, INC.
                        (dba NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    BALANCE SHEET - JUNE 30, 2003 (UNAUDITED)

                                     ASSETS


CURRENT ASSETS:
    Cash and cash equivalents                                     $      10,814
    Accounts Receivable-from related party                               27,500
                                                                  --------------

         Total current assets                                            38,314


COMPUTER EQUIPMENT, net of accumulated depreciation                       1,672
                                                                  --------------

         Total assets                                             $      39,986
                                                                  ==============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES -
    accounts payable and accrued expenses                         $      15,891

STOCKHOLDERS' EQUITy:
    Common stock, $0.001 par value; 50,000,000 shares authorized;
      1,450,000 shares issued and outstanding                             1,450
    Additional paid-in capital                                           27,550
    Deficit accumulated during development stage                         (4,905)
                                                                  --------------

         Total stockholders' equity                                      24,095
                                                                  --------------

         Total liabilities and stockholders' equity               $      39,986
                                                                  ==============



The accompanying notes form an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (dba NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                            For the six months ended     For the three months ended     From December 10,
                                                    June 30,                     June 30,               2001 (Inception) to
                                          ------------------------------------------------------------
                                                2003         2002            2003          2002            June 30, 2003
                                          ------------------------------------------------------------ --------------------


REVENUE - FROM RELATED PARTY              $       30,500 $    10,580    $    16,700     $    10,580    $           53,500
                                          ------------------------------------------------------------ --------------------

COSTS:
    Contract costs                                 6,370       1,900          1,500           1,900                 8,560
    Amortization of stock compensation             1,500       3,000              -           2,250                11,000
    General and administrative expenses           21,778       4,383          8,718             407                38,845
                                          ------------------------------------------------------------ --------------------
                                                  29,648       9,283         10,218           4,557                58,405
                                          ------------------------------------------------------------ --------------------

Gain (loss) before provision                         852       1,297          6,482           6,023                (4,905)
      for income taxes

Provision for income taxes                             -             -            -               -                     -
                                          ------------------------------------------------------------ --------------------

Net income (loss)                         $          852 $     1,297    $     6,482     $     6,023    $           (4,905)
                                          ============================================================ ====================

Net income (loss) per common
  share - basic and dilutive              $         0.00 $      0.00    $      0.00     $      0.00    $             0.00
                                          ============================================================ ====================

Weighted average common shares
  outstanding - basic and dilutive             1,450,000   1,071,823      1,450,000       1,381,868             1,288,801
                                          ============================================================ ====================

The accompanying notes form an integral part of these financial statements.

                       DIGIBLUE MEDIA, INC.
                 (dba NEVADA DIGIBLUE MEDIA, INC.)
                   (A DEVELOPMENT STAGE COMPANY)
                     STATEMENTS OF CASH FLOWS
                           (UNAUDITED)


                                                                     For the six months ended     From December 10,
                                                                             June 30,            2001 (Inception) to
                                                                   -----------------------------

                                                                        2003           2002         June 30, 2003
                                                                   -------------- -------------- --------------------

CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
   Net income/(loss)                                               $         852  $       1,297  $            (4,905)
                                                                   -------------- -------------- --------------------

   ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
     PROVIDED BY OPERATING ACTIVITIES:
      Amortization of common stock for services                            1,500          3,000                9,000
     Depreciation                                                            418              -                  836

   (INCREASE) DECREASE IN ASSETS:
     Accounts receivable - from related party                            (24,000)             -              (27,500)
     Other receivables                                                       370              -                    -
      Cost and estimated earnings in excess of
        billings on uncompleted contracts                                  2,000         (4,580)

   INCREASE IN LIABILITIES -
     accounts payable and accrued expenses                                14,531          2,240               15,891
                                                                   -------------- -------------- --------------------

               Total adjustments                                          (5,181)           660               (1,773)
                                                                   -------------- -------------- --------------------

               Net cash provided by (used for) operating activities       (4,329)         1,957               (6,678)
                                                                   -------------- -------------- --------------------

CASH FLOWS USED FOR INVESTING ACTIVITIES -
   purchase of equipment                                                       -         (2,508)              (2,508)
                                                                   -------------- -------------- --------------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES -
   proceeds from issuance of common stock                                      -         19,000               20,000
                                                                   -------------- -------------- --------------------


NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      (4,329)        18,449               10,814
Cash and cash equivalents, beginning of period                            15,143              -                    -
                                                                   -------------- -------------- --------------------

CASH AND CASH EQUIVALENTS, end of period                           $      10,814  $      18,449  $            10,814
                                                                   ============== ============== ====================

The accompanying notes form an integral part of these financial statements.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                          (INCEPTION) TO JUNE 30, 2003


(1)      Summary of Significant Accounting Policies:

         NATURE OF BUSINESS:

                  Digiblue Media, Inc. (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Nevada on December 10, 2001. The Company plans to design and develop specialized software programs for any potential customer. As of June 30, 2003, the Company has produced revenues of $53,500 (unaudited) but will continue to report as a development stage company until significant revenues are produced.

         BASIS OF PRESENTATION:

                  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no substantial established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                  Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

                  Management intends to continue to raise additional financing through debt and equity financing or other means and develop customer relations to complete its business plan.

         INTERIM PERIOD:

                  These financial have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly represent the operating results for the respective periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. Operating results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2003.

                  The unaudited interim condensed financial statements should be read in conjunction with the Company's audited financial statements and notes thereto, for the past fiscal year ended December 31, 2002 included in this Form SB-2.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                          (INCEPTION) TO JUNE 30, 2003



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         NEW ACCOUNTING PRONOUNCEMENTS:


                  In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company does not participate in such transactions, however, is evaluating the effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                          (INCEPTION) TO JUNE 30, 2003



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

                  During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective as of the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.


(2)      STOCKHOLDERS' EQUITY:

                  The Company is authorized to issue 55,000,000 shares of stock with 5,000,000 shares designated as preferred stock, par value of $0.001, and 50,000,0000 shares designated as common stock, par value of $0.001.

         COMMON STOCK
         ------------

          o In December 2001, the Company issued 500,000 shares of its common stock in exchange for $1,000 and services to incorporate the Company. The shares were valued at $10,000, the current market value on the date of issuance. The difference between the fair market value of $10,000 and the cash proceeds of $1,000 is being expensed over a one year period, which is the life of the services to be rendered to the Company.

          o In February 2002, the Company sold 750,000 shares of its common stock for $15,000.

          o In May 2002, the Company entered into an agreement for the Company to develop software for a customer. The agreement also stipulated the customer was to purchase 200,000 shares of the Company's common stock. The shares were sold for proceeds of $4,000.

         PREFERRED STOCK
         ---------------

                  Preferred Stock, any series, shall have the powers, preferences, rights, qualifications, limitations and restrictions as fixed by the Company's Board of Directors in its sole discretion. As of June 30, 2003, the Company's Board of Directors has not issued any Preferred Stock.

                              DIGIBLUE MEDIA, INC.
                        (DBA NEVADA DIGIBLUE MEDIA, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM DECEMBER 10, 2001
                          (INCEPTION) TO JUNE 30, 2003


(3)      RECLASSIFICATIONS:

                  Certain amounts in the 2002 financial statements have been reclassified to conform with the 2003 presentation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
-------------------------------------------------------------------------

In September 2002, our Board of Directors appointed Stonefield Josephson, Inc., a professional accountancy corporation, to audit our financials statements from December 10, 2001, our date of formation, through December 31, 2002. There have been no disagreements with our accountant since our formation.

LEGAL MATTERS
-------------

The validity of the issuance of the shares of common stock offered by us has been passed upon by MC Law Group, Inc., located in Newport Beach, California.

EXPERTS
-------

Our financial statements for the period from December 10, 2001, our date of formation, through December 31, 2002, appearing in this prospectus which is part of a Registration Statement have been audited by Stonefield Josephson, Inc. and are included in reliance upon such report given upon the authority of Stonefield Josephson, Inc. as experts in accounting and auditing.

ADDITIONAL INFORMATION
----------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC requires us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part to this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

   1. Our Quarterly Report on Form 10-Q for the quarter ended September 30,
      2003.

You may read and copy any materials filed with the Securities and Exchange Commission at www.sec.gov.

Dealer Prospectus Delivery Obligation

Until February 18, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.